news release

GODADDY REPORTS THIRD QUARTER 2019 EARNINGS RESULTS
Q3 Revenue up 12%; Operating Cash Flow up 30% and uFCF up 9%
Websites + Marketing surpasses 1 million paid subscriptions
GoDaddy repurchases 7 million shares for $459 million

SCOTTSDALE, Ariz., November 6, 2019 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the third quarter ended September 30, 2019.
“GoDaddy sits in a privileged position relative to a massive opportunity, strengthened by our differentiation in guidance, seamlessly intuitive experiences, and the potential in activating our community," said GoDaddy CEO Aman Bhutani. "Our execution focus is on strengthening our platform, increasing our experimentation, and continually accelerating our product, which lays the foundation to increase value to customers and returns to shareholders for years to come."
Consolidated Third Quarter Financial Highlights(1)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$760.5	$679.5	11.9%	$2,207.7	$1,964.3	12.4%
Net cash provided by operating activities(2)	$200.2	$154.0	30.0%	$561.2	$431.3	30.1%
Non-GAAP Results
Unlevered free cash flow	$191.3	$175.6	8.9%	$557.9	$492.7	13.2%
Operating Metrics
Total bookings	$851.0	$741.8	14.7%	$2,567.6	$2,279.1	12.7%
Total customers at period end	19,110	18,267	4.6%	19,110	18,267	4.6%
ARPU	$155	$145	7.1%	$155	$145	7.1%

(1)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

(2)	Net cash provided by operating activities in 2018 includes cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

•	Total revenue of $760.5 million, up 11.9% year over year, or 13.3% on a constant currency basis.

•	Total bookings of $851.0 million, up 14.7% year over year, or 15.7% on a constant currency basis.

•	Net cash provided by operating activities of $200.2 million, up 30.0% year over year.

•	Unlevered free cash flow of $191.3 million, up 8.9% year over year.

•	Customers of 19.1 million, up 4.6% year over year.

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•	Average revenue per user (ARPU) of $155, up 7.1% year over year.

•	Domains revenue of $345.3 million, up 11.6% year over year.

•	Hosting and Presence revenue of $285.0 million, up 8.3% year over year.

•	Business Applications revenue of $130.2 million, up 21.9% year over year.

•	International revenue of $254.3 million, up 7.8% year over year, or 11.7% on a constant currency basis.

Operating Highlights

•	GoDaddy's Websites + Marketing platform exceeded 1 million paid subscriptions, reflecting the power and popularity of this rapidly evolving suite since its debut as GoCentral in 2017.

•
In September 2019, GoDaddy announced InSight, a feature of Websites + Marketing that delivers specific, tailored, step-by-step marketing plans for customers across their websites, social media, online reviews and marketplaces.

•
GoDaddy launched a platform-wide update to its Managed WordPress platform, compounding its leading position in WordPress with unparalleled simplicity, proprietary design tools, security, and plugin automation.

•
GoDaddy announced a partnership with WooCommerce, the most popular and powerful eCommerce engine available for WordPress, dramatically simplifying the process of starting and running an eCommerce store.

•
In October 2019, GoDaddy refinanced the entire outstanding principal amount of its term loans to lower the interest rate margins by 0.25%, reducing annual cash interest by $4.6 million. The refinanced loans were issued at a 0.125% discount at original issue, with no changes made to the maturity date or other terms of the loans.

•
During Q3, GoDaddy repurchased 6.2 million shares of its Class A common stock in the open market for an aggregate purchase price of $399.6 million. Subsequent to quarter end, GoDaddy repurchased an additional 1.0 million shares of its Class A common stock for an aggregate purchase price of $59.0 million.

Balance Sheet
At September 30, 2019, total cash, cash equivalents and short-term investments were $990.2 million, total debt was $2,438.6 million and net debt was $1,448.4 million.

Share Repurchase Authorization
GoDaddy today announced that its Board of Directors has approved a new share repurchase authorization to acquire an incremental $500.0 million of the company's Class A common stock, bringing the total repurchase capacity to $541.0 million. GoDaddy may purchase shares from time to time in open market purchases, block transactions and privately negotiated transactions, in accordance with applicable federal securities laws. The new program has no time limit and may be modified, suspended or terminated by the company at any time without prior notice. The amount and timing of repurchases are subject to a variety of factors including liquidity, share price, market conditions and legal requirements. Share repurchases will be funded by available cash and cash equivalents.

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Business Outlook
For the full year 2019, GoDaddy expects revenue in the range of $2.98 billion to $2.99 billion, representing full-year growth of 12% versus 2018, and unlevered free cash flow of $730 million to $740 million, representing full-year growth of 18% to 19% versus 2018. GoDaddy expects full-year cash interest payments of approximately $80 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2019 results at 5:00 p.m. Eastern Time on November 6, 2019. To hear the call, dial (833) 286-5800 in the United States or (647) 689-4445 from international locations, with passcode 5273677. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: our CEO transition; launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding our future financial results; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: our ability to manage our CEO transition successfully; the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating

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results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and purchases of property and equipment, such as infrastructure investments, that can be used by us for

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strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 19 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Domains	$345.3	$309.5	$999.3	$906.0
Hosting and presence	285.0	263.2	833.7	747.6
Business applications	130.2	106.8	374.7	310.7
Total revenue	760.5	679.5	2,207.7	1,964.3
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	265.0	226.9	756.0	663.5
Technology and development	116.4	112.2	367.6	319.3
Marketing and advertising	79.6	70.1	260.2	212.0
Customer care	86.0	81.8	263.9	238.5
General and administrative	72.2	89.7	270.0	247.1
Depreciation and amortization	49.9	61.3	160.9	176.1
Total costs and operating expenses	669.1	642.0	2,078.6	1,856.5
Operating income(2)(3)	91.4	37.5	129.1	107.8
Interest expense	(22.9)	(25.0)	(70.4)	(73.5)
Tax receivable agreements liability adjustment	—	—	8.7	(0.1)
Loss on debt extinguishment	—	—	(14.5)	—
Other income (expense), net	5.6	0.7	17.0	1.9
Income before income taxes	74.1	13.2	69.9	36.1
Benefit for income taxes	2.7	0.9	7.4	2.4
Net income	76.8	14.1	77.3	38.5
Less: net income attributable to non-controlling interests	0.6	0.9	0.8	3.9
Net income attributable to GoDaddy Inc.	$76.2	$13.2	$76.5	$34.6
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.44	$0.08	$0.44	$0.23
Diluted	$0.42	$0.08	$0.42	$0.21
Weighted-average shares of Class A common stock outstanding:
Basic	174,820	162,359	173,957	151,015
Diluted	181,654	182,392	182,926	180,938
___________________________
(1) Costs and operating expenses include equity-based compensation as follows:
Cost of revenue	$0.1	$—	$0.3	$—
Technology and development	10.6	14.5	50.9	41.8
Marketing and advertising	2.3	2.4	10.7	7.4
Customer care	1.5	1.4	6.7	3.9
General and administrative	3.2	12.3	37.6	37.2
Total equity-based compensation	$17.7	$30.6	$106.2	$90.3

(2)	See reconciliation tables for certain items included in our condensed consolidated statements of operations.

(3)
Equity-based compensation expense for the three and nine months ended September 30, 2019 has been reduced by $20.4 million to correct an immaterial error related to our accounting for certain performance-based awards, decreasing operating costs and expenses as follows: technology and development $9.4 million, marketing and advertising $2.0 million, customer care $1.1 million and general and administrative $7.9 million.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$966.7	$932.4
Short-term investments	23.5	18.9
Accounts and other receivables	29.0	26.4
Registry deposits	22.5	28.3
Prepaid domain name registry fees	382.7	363.2
Prepaid expenses and other current assets	60.2	58.1
Total current assets	1,484.6	1,427.3
Property and equipment, net	255.4	299.0
Operating lease assets	190.4	—
Prepaid domain name registry fees, net of current portion	182.1	183.6
Goodwill	2,932.2	2,948.0
Intangible assets, net	1,108.6	1,211.5
Other assets	14.3	14.0
Total assets	$6,167.6	$6,083.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$71.4	$61.6
Accrued expenses and other current liabilities	338.9	414.3
Deferred revenue	1,539.9	1,393.7
Long-term debt	19.1	16.6
Total current liabilities	1,969.3	1,886.2
Deferred revenue, net of current portion	656.2	623.8
Long-term debt, net of current portion	2,383.1	2,394.2
Operating lease liabilities, net of current portion	184.0	—
Payable to related parties pursuant to tax receivable agreements	175.3	174.3
Other long-term liabilities	19.4	63.2
Deferred tax liabilities	100.4	117.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	921.2	699.8
Retained earnings (accumulated deficit)	(155.0)	164.8
Accumulated other comprehensive loss	(98.5)	(72.1)
Total stockholders' equity attributable to GoDaddy Inc.	667.9	792.7
Non-controlling interests	12.0	31.8
Total stockholders' equity	679.9	824.5
Total liabilities and stockholders' equity	$6,167.6	$6,083.4

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income	$77.3	$38.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160.9	176.1
Equity-based compensation	106.2	90.3
Loss on debt extinguishment	14.5	—
Other	12.7	(9.8)
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	5.5	9.5
Prepaid domain name registry fees	(20.1)	(23.0)
Deferred revenue	182.8	168.5
Other operating assets and liabilities	21.4	(18.8)
Net cash provided by operating activities	561.2	431.3
Investing activities
Purchases of short-term investments	(64.1)	(6.9)
Maturities of short-term investments	59.9	18.4
Business acquisitions, net of cash acquired	(40.3)	(147.2)
Purchases of property and equipment	(71.1)	(49.5)
Other investing activities	(1.8)	(10.1)
Net cash used in investing activities	(117.4)	(195.3)
Financing activities
Proceeds received from:
Issuance of Senior Notes	600.0	—
Stock option exercises	46.0	54.8
Issuance of Class A common stock under ESPP	16.6	11.9
Payments made for:
Repayment of term loans	(618.7)	(18.7)
Repurchases of Class A common stock	(399.6)	—
Contingent consideration for business acquisitions	(35.5)	(9.2)
Financing-related costs	(13.1)	—
Leases and other financing obligations	(3.1)	(4.8)
Net cash provided by (used in) financing activities	(407.4)	34.0
Effect of exchange rate changes on cash and cash equivalents	(2.1)	(1.5)
Net increase in cash and cash equivalents	34.3	268.5
Cash and cash equivalents, beginning of period	932.4	582.7
Cash and cash equivalents, end of period	$966.7	$851.2

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(in millions)
Total Bookings:
Total revenue	$760.5	$679.5	$2,207.7	$1,964.3
Change in deferred revenue	26.3	16.6	183.6	171.1
Net refunds	64.7	45.9	176.8	145.8
Other	(0.5)	(0.2)	(0.5)	(2.1)
Total bookings	$851.0	$741.8	$2,567.6	$2,279.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$200.2	$154.0	$561.2	$431.3
Impact of discontinued operations(1)	—	2.4	—	23.8
Cash paid for interest on long-term debt	13.6	21.3	53.4	61.8
Cash paid for acquisition-related costs	2.7	5.5	14.4	19.3
Capital expenditures	(25.2)	(13.6)	(71.1)	(49.5)
Cash paid for indirect taxes	—	6.0	—	6.0
Unlevered free cash flow	$191.3	$175.6	$557.9	$492.7

(1)	Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

The following table details certain items included in our condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(in millions)
Operating income includes the following:
Accrual for legal settlement expenses recorded in general and administrative expenses	$—	$—	$18.1	$—
Acquisition-related expenses recorded in general and administrative expenses	$1.5	$9.2	$6.7	$25.7
Equity-based compensation expense error correction	$(20.4)	$—	$(20.4)	$—

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The following table provides a reconciliation of net debt:

September 30, 2019

(in millions)
Net Debt:
Current portion of long-term debt	$19.1
Long-term debt	2,383.1
Unamortized original issue discount on long-term debt	11.8
Unamortized debt issuance costs	24.6
Total debt	2,438.6
Less: Cash and cash equivalents	(966.7)
Less: Short-term investments	(23.5)
Net debt	$1,448.4
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30,
	2019	2018

	(in thousands)
Shares Outstanding:
Class A common stock	171,422	166,928
Class B common stock	1,529	6,319
Total common stock outstanding	172,951	173,247
Effect of dilutive securities(1)	5,291	9,775
	178,242	183,022

(1)	Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors

Sam Kemp
602.817.7253
investors@godaddy.com

Media

Karen Tillman
480.366.3183
pr@godaddy.com

© 2019 GoDaddy Inc. All Rights Reserved.

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